Filed Pursuant to Rule 424(b)(3)

SEC File #333-217159

1st FRANKLIN FINANCIAL CORPORATION

SENIOR DEMAND NOTES

PERIODS OF DECEMBER 26, 2019 THRU JANUARY 1, 2020

AND

JANUARY 2, 2020 THRU JANUARY 8, 2020

Period of December 26, 2019 Thru January 1, 2020

$1 to

$2,500 to

$10,000 to

$50,000 to

$100,000

Daily Balance

$2,499

$9,999

$49,999

$99,999

& over

Effective Yield (a)

1.51%

1.51%

1.77%

2.02%

2.02%

Interest Rate

1.50%

1.50%

1.75%

2.00%

2.00%

Period of January 2, 2020 Thru January 8, 2020

$1 to

$2,500 to

$10,000 to

$50,000 to

$100,000

Daily Balance

$2,499

$9,999

$49,999

$99,999

& over

Effective Yield (a)

1.51%

1.51%

1.77%

2.02%

2.02%

Interest Rate

1.50%

1.50%

1.75%

2.00%

2.00%

(a)    Compounded daily based on 365/366 day year.

This  is  not  an  offer  to  sell,  or  the  solicitation  of  an  offer  to  purchase,  these  securities  in  any

jurisdiction  where  such  offer  or  solicitation  is  unlawful.   Any  offer  or  sale  will  be  made  only  by  a

prospectus,  which  is  available  by  visiting  us  at  135  East  Tugalo  Street,  Toccoa,  Georgia,  by

writing  us  at  P.O.  Box  880,  Toccoa,  Georgia  30577  or  by  calling  us  at  (706)  886-7571  or  (800)

282-0709 (toll-free).

We  are  not  a  bank,  and  investments  are  not  bank  deposits  or  obligations  and  are  not  insured  by

the  FDIC,  SPIC  or  any  other  federal  or  state  agency.    Investors  must  rely  on  the  Company’s

ability to pay principal and interest on the Senior Demand Notes.

Prospectus Supplement Dated December 26, 2019